UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 28, 2006, an Amended and Restated Sale and Servicing Agreement (the “Agreement”) was entered into among CSE QRS Funding II LLC, as Seller, CSE Mortgage LLC, as Originator and Servicer, Citigroup Global Markets Realty Corp. (“Citigroup”), as Administrative Agent and as Citigroup Agent, Wells Fargo Bank, National Association, as Backup Servicer and Collateral Custodian, MICA Funding, LLC (“Mica”) as a Purchaser and Swiss Re Financial Products Corporation as Mica’s Purchaser Agent. The Agreement amended and restated the Sale and Servicing Agreement dated as of June 30, 2006 related to our $500.0 million secured, revolving credit facility with Citigroup. The Agreement provides for an increase in the credit facility’s total commitment amount to $900.0 million through the addition of a $400.0 million commitment from Mica. The Agreement did not modify any other material terms of the credit facility.
     A copy of our press release describing the transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
   See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2006	/s/ Steven A. Museles

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.65	Amended and Restated Sale and Servicing Agreement, dated as of July 28, 2006, among CSE QRS Funding II LLC, as Seller, CSE Mortgage LLC, as Originator and Servicer, Citigroup Global Markets Realty Corp., as Administrative Agent and as Citigroup Agent, Wells Fargo Bank, National Association, as Backup Servicer and Collateral Custodian, MICA Funding, LLC (“Mica”) as a Purchaser and Swiss Re Financial Products Corporation as Mica’s Purchaser Agent.

99.1	Press release issued by the Company on August 3, 2006.